HealthEquity Introduces New COO
Draper, Utah – (GLOBE NEWSWIRE) – June 21, 2018 – HealthEquity, Inc. (NASDAQ: HQY) (“HealthEquity” or the “Company”), the nation’s largest independent health savings accounts (HSA) custodian, today announced the appointment of Ted Bloomberg to its executive team as Executive Vice President and Chief Operating Officer (COO), a new position within HealthEquity created in response to its continued rapid growth.
“Ted Bloomberg brings proven leadership of technology-driven businesses that help Americans build wealth, and help employers support that goal,” said Jon Kessler, President and CEO of HealthEquity. “Ted’s depth of experience is a multiplier for the HealthEquity team as we drive to connect health and wealth.”
Mr. Bloomberg will join HealthEquity from his current position as Senior Vice President of Operations, Strategy and Support for Financial Engines (NASDAQ: FNGN). Mr. Bloomberg was previously COO of the Mutual Fund Store, a registered investment adviser acquired by Financial Engines in 2016. He previously served 10 years in various capacities of leadership at TD Ameritrade, including as Managing Director of Investools, a subsidiary of TD Ameritrade. Bloomberg holds a bachelor’s degree in Industrial and Labor Relations from Cornell University.
Mr. Bloomberg’s appointment will be effective during the third fiscal quarter of 2019, following the completion of his duties with Financial Engines and relocation of his family to Utah.

About HealthEquity
HealthEquity connects health and wealth, delivering health savings account (HSA), 401(k) and other consumer driven health and retirement solutions in partnership with over 40,000 employers and 124 health plans and administrators nationwide. HealthEquity members have access to its end-to-end platform and remarkable “purple” service to become consumers of healthcare while building health and retirement savings for tomorrow. HealthEquity is the custodian for $6.9 billion in assets for 3.5 million HSA members nationwide. For more information, visit www.HealthEquity.com.

Forward-looking statements
This press release contains “forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:

•	our ability to compete effectively in a rapidly evolving healthcare industry;

•	our dependence on the continued availability and benefits of tax-advantaged health savings accounts;

•	the significant competition we face and may face in the future, including from those with greater resources than us;

•	cybersecurity breaches of our platform and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;

•	the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;

•	our ability to comply with current and future privacy, healthcare, tax, investment advisor and other laws applicable to our business;

•	our reliance on partners and third party vendors for distribution and important services;

•	our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;

•	our ability to develop and implement updated features for our platform and successfully manage our growth;

•	our ability to protect our brand and other intellectual property rights; and

•	our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact:                        Media Contact:
Richard Putnam                                Stephanie Muir
801-727-1209                                801-727-1243
rputnam@healthequity.com                 smuir@healthequity.com